SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2019

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36445	01-0801232
(Commission File Number)	(IRS Employer Identification No.)

525 Executive Blvd., Elmsford, NY 10523

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (914) 233-3004

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company      ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01	Regulation FD Disclosure.

As previously reported, NanoVibronix, Inc. (the “Company”) will participate in the Catheter-Associated Urinary Tract Infections Technology Workshop hosted by National Institutes of Health and National Institute of Diabetes and Digestive and Kidney Diseases on Monday, March 11, 2019. Brian Murphy, Chief Executive Officer of the Company, will host the presentation on behalf of the Company. A copy of the slide presentation to be presented at the workshop is furnished as Exhibit 99.1 to this Current Report on Form 8-K and can also be accessed by going to the Company’s website at https://ir.nanovibronix.com in the Investors section.

The slide presentation includes statements intended as “forward-looking statements,” all of which are subject to the cautionary statement about forward-looking statements set forth therein.

The information in this Current Report on Form 8-K, including the exhibit hereto, is being furnished to the Securities and Exchange Commission, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference into any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Slide presentation of NanoVibronix, Inc. used in connection with its March 11, 2019 presentation at the Catheter-Associated Urinary Tract Infections Technology Workshop.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOVIBRONIX, INC.

Date: March 11, 2019	By:	/s/ Stephen Brown
Name: Stephen Brown
Title: Chief Financial Officer